Exhibit 2

JOINT FILING AGREEMENT

In accordance with Rule 13s-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated July 2, 2020 (including amendments thereto) with respect to the Common Stock of Transatlantic Petroleum Ltd. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

DALEA PARTNERS, LP

By:	Dalea Management, LLC, its general partner

By:	/s/ N. Malone Mitchell 3rd
Name:	N. Malone Mitchell 3rd
Title:	Manager

DALEA MANAGEMENT, LLC

By:	/s/ N. Malone Mitchell 3rd
Name:	N. Malone Mitchell 3rd
Title:	Manager

LONGFELLOW ENERGY, LP

By: Deut 8, LLC, its general partner

By:	/s/ N. Malone Mitchell 3rd
Name:	N. Malone Mitchell 3rd
Title:	Manager

DEUT 8, LLC

By:	/s/ N. Malone Mitchell 3rd
Name:	N. Malone Mitchell 3rd
Title:	Manager

/s/ N. MALONE MITCHELL 3rd
N. MALONE MITCHELL 3rd

/s/ AMY MITCHELL
AMY MITCHELL

ALEXANDRIA NICOLE MITCHELL TRUST #2005

By:	/s/ Barbara A. Pope
Name:	Barbara A. Pope
Title:	Trustee

ELIZABETH LEE MITCHELL TRUST #2005

By:	/s/ Barbara A. Pope
Name:	Barbara A. Pope
Title:	Trustee

NOAH MALONE MITCHELL, 4th TRUST #2005

By:	/s/ Barbara A. Pope
Name:	Barbara A. Pope
Title:	Trustee

STEVENSON BRIGGS MITCHELL

By:	/s/ Stevenson Briggs Mitchell
Name:	Stevenson Briggs Mitchell